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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION
                                       OF
                            HEP LOGISTICS GP, L.L.C.

         This Certificate of Formation, dated April 16, 2004, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act"), to form a limited liability company under the Act.

         1. Name. The name of the limited liability company is "HEP Logistics GP, L.L.C."

         2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801

         The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801



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         EXECUTED as of the date written first above.



                                AUTHORIZED PERSON:

                                HOLLY ENERGY PARTNERS, L.P.

                                By:  HEP LOGISTICS HOLDINGS, L.P.
                                     its General Partner

                                     By:  HOLLY LOGISTIC SERVICES, L.L.C.
                                          its General Partner


                                          By: /s/ James G. Townsend
                                              ---------------------------------
                                              James G. Townsend
                                              Vice President